Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript

DANKY - Q1 2006 Danka Business Systems Earnings Conference Call

Event Date/Time: Aug. 03. 2005 / 10:00AM ET

Event Duration: N/A

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Aug. 03. 2005 / 10:00AM, DANKY - Q1 2006 Danka Business Systems Earnings Conference Call

C O R P O R A T E   P A R T I C I P A N T S

Don Thurman

Danka Business Systems - Chief Marketing Officer

Todd Mavis

Danka Business Systems - CFO

Jim Anderson

Danka Business Systems - Controller & Interim CFO

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Bob Evans

Craig-Hallum Capital - Analyst

Hector Forsythe

Evolution Securities - Analyst

Brian Broadbent

Highline Capital Management - Analyst

Ian Corydon

B Riley & Company - Analyst

Howard Vasnifski

ENY Capital Markets - Analyst

Matthew Campbell

Knott Partners - Analyst

Jay Wigdale

Lakefront Partners - Analyst

John Costler

Dominick & Dominick - Analyst

P R E S E N T A T I O N

Operator

Welcome to the Danka first quarter financial results conference call. My name is Tracey and I will be your operator [OPERATOR INSTRUCTIONS]. I would now like to introduce your host for today’s call Mr. Don Thurman, Chief Marketing Officer for Danka Business Systems. Please go head sir.

Don Thurman - Danka Business Systems - Chief Marketing Officer

Thank you, operator. And welcome to Danka’s quarterly results call for the first quarter of fiscal 2006 ended on June 30, 2005. Making the presentation today will be CEO, Todd Mavis who will give you his high level observations about the quarter, as well as selected financial metrics. Also joining us during the question and answer session will be Jim Anderson, the Company’s Controller who served as Interim CFO this quarter.

Please note that the results that Danka reported today included those from prior periods exclude contributions from the companies Canada subsidiary, which was recently sold to Pitney Bowes. The results that will be discussed on today’s call exclude Canada.

Please be aware that certain statements during this call may be characterized as forward-looking under the Private Securities Litigation Reform Act of 1995. And we hereby claim the Safe Harbor protection afforded by this Act for any such statements. Those statements involve a number of factors that could cause actual results to differ materially. Listeners are cautioned to not place undue reliance on these statements which reflect our analysis only as of the date they were made. Additional information concerning these factors is contained in the Company’s filing with the SEC. Copies are available from the SEC, from Danka’s website, Danka.com, or from Investor Relations.

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Aug. 03. 2005 / 10:00AM, DANKY - Q1 2006 Danka Business Systems Earnings Conference Call

All non-GAAP financial information referenced in this call is reconciled in tables contained in today’s news release or on our website. As a matter of policy we do not generally make any specific projections as to future results, nor do we endorse any projections regarding future performance that may be made by others outside our Company.

Audio replays of this call will be available for a limited time via a special dial in number and our website. Details can be found at Danka.com or in our July 28, news release announcing this call. Now here is Todd.

Todd Mavis - Danka Business Systems - CFO

Thank you Don. I also would like to welcome everyone to the call. Let me begin by thanking Jim Anderson for his hard work while serving as Interim CFO this quarter. As Don mentioned Jim will be available to help answer your questions after my remarks.

Although Ed Quibell will not assume the CFO position until next week, he has already been working with us to get to know the company. We are very pleased to have recruited Ed from Manhattan Associates. Not only does Ed have extensive experience as a CFO, but he also has served in leadership positions as both COO and CEO. Additionally he has international experience and a strong background in the services and software business. As you would imagine all of these attributes will serve Ed and Danka well. We can look forward to hearing from Ed on future calls.

Now let’s review the results for the quarter just completed. You will recall that our focus for the quarter was to improve our operating performance, complete the sale of Canada, continue to improve our working capital execution, particularly around accounts receivable and progress our Managed Print Services strategy. I am please to share with you that we had meaningful improvements in a number of these areas.

Our revenue of $300.2m was flat when compared to the same period last quarter. Looking further at our year-over-year revenue performance, you will find that our equipment revenue increased by $19.7m or 20.3%. This increase was offset by a decline in our service revenue of $18.1m or almost 12%. Sequentially we grew consolidated revenue by more than $9m. This sequential increase was driven by increased equipment revenue of $3.9m or 3.5% and higher service revenue of $6.6m or 5.1%. What was encouraging was the strong sequential improvement we saw in all sales channels, especially from the U.S. organization, again reinforcing the positive impact of the management changes made over the past several months.

Our revenue performance this quarter provides us with an early indication that our modest investment in sales is beginning to make a difference. You may recall that we have selectively expanded our sales coverage, upgraded the personnel in many key sales positions, and significantly improved our sales rep retention.

This quarter’s revenue result also support our belief that the Managed Print Services strategy, which encompasses TechSource multi-vendor services, as well as our portfolio of Danka to desktop software not only will ultimately assist us in stabilizing service revenue, but that it would drive increases in equipment sales as well.

We’ve benefited from several competitive takeaways and key customer renewals in targeted verticals this quarter, notably education, federal government and healthcare. And we continue to differentiate Danka into production print, by winning against not only traditional competition, but the manufacturers as well. These are higher page volume opportunities and important to driving service revenues.

We also had a number of marketing programs in place, stressing the benefits of color, which contributed to a 50% increase in color sales from the year ago period. Color sales are beginning to produce tangible results, especially in Europe, where service revenues have been basically flat for 4 consecutive quarters.

Within the service business we continue to gain traction on Managed Print Services through our TechSource and software offerings. For example, we use TechSource to expand our relationship with Philips Electronics. We leveraged our unique 1 rate service offering, to win a single supplier bid, from a large U.S. manufacturer. And we continue to penetrate and expand the large TechSource printer services partnerships that we’ve told you about on prior calls.

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Aug. 03. 2005 / 10:00AM, DANKY - Q1 2006 Danka Business Systems Earnings Conference Call

We also created new software bundles designed to improve customer’s print management and workflow processes. And we began infield pilots of the new Danka the Desktop print director software that we discussed last quarter. Another positive area for us, within service, was the Image One business we acquired last year. With a strong first quarter performance complimenting their expansion into 4 new U.S. markets.

Before we move away from our discussion on revenue, 1 word of caution. While our strategy for stabilizing and then ultimately growing revenue is showing progress. I would just like to remind everyone there is still a lot of work to do. While I am please that we’ve put some points on the board this quarter, we must remember that our heritage analogue business is declining rapidly. And there are negative market trends, like volume migration to printers, and pressure on average selling prices. These facts coupled with the second quarter being a traditionally weak seasonal period for the industry and us are constant reminders to me and my management team that much work remains in order to stabilize service revenue.

Last quarter we shared with you that our margin performance was more of an anomaly than it was a trend. I am pleased that this quarter gross margins were up sequentially in all categories. We saw a meaningful 630 basis point improvement in gross margin percentage from Q4 of FY05. On a year-over-year basis our margins were down by 470 basis points, with the largest decline being in our service business. You may recall that in the same period a year ago, we benefited from a number of one-time items that lifted our overall margins.

Looking further at our margin performance this quarter, we did see our service margins impacted, in part, due to higher supplies in parts usage. Some of which, was related to start-up costs associated with higher color sales. And the expected increased costs associated with the further ramp up to support the large printer manufacturer contract we’ve discussed in the past.

Just a reminder, that as we have highlighted on previous calls, TechSource, 1 of the key components of our Managed Print Services strategy, when fully implemented will drive more revenue. But it will require necessary set-up costs, which may somewhat dilute service gross margin temporarily.

While consolidated margins improved sequentially to approximately 34%, largely due to a nice recovery in the Americas business, we still need to improve our overall margins back to around the 36% range. We are paying particular attention to the equipment side, where we had retail equipment and related margins of just over 32%, which are respectable, but we are expecting to see further pricing pressure. Again further reinforcement for why we believe, the Managed Print Services strategy is right or Danka.

Let’s now move to the discussion on our progress on getting costs out of the business. During the first quarter, there were several indicators that we had made progress in streamlining our cost structure. Notably SG&A decreased by about $23m to $105.7m or about 18% compared to the fourth quarter, which as you may remember had some unusual one-time expenses. And SG&A was about 2% less than in the first quarter of last year. The decrease from prior periods is attributable in part, to the realization of cost savings from Danka’s Vision 21 cost restructuring program. And lower costs related to Sarbanes-Oxley compliance.

Excluding an adjustment to correct the valuation of a long-lived insurance asset from a prior period, executive separation costs and negative foreign currency movements, SG&A would have been $101m in the quarter. On a pro forma basis our SG&A would have been 33.6% of revenue, the lowest percentage in all but 1 quarter of the past 2.5 years.

As we discussed on the last call, we have taken significant personnel and infrastructure costs out of the business. As you know, the process of stabilizing revenue, while taking substantial cost out of the business, is a tricky balancing act. 1 of the key metrics we monitor is productivity as measured by revenue per employee. And we are encouraged that on a year-over-year basis, our revenue per employee is up almost 11%.

Cost reduction remains a priority for us and we are continuing to execute on our commitment to achieve the cost savings of $60m to $73m that we announced this February. Let me comment on a few concrete examples of cost reductions and how we are re-engineering our business model.

First by now most of you will remember that we discussed on the last call, and then later announced the outsourcing of the balance of our IT operations to MCI. In addition, as you may have seen on Monday, we announced the out source of our U.S. HR activities to Gevity, which we expect to reduce our HR personnel costs in the U.S. by about 25%. This arrangement was effective on Monday and we will begin to see some of the impact on cost in the second quarter. These are both examples of how we are introducing greater variability into our operating model.

For the quarter we had an operating loss of $3.9m excluding a $6.1m cost restructuring charge. That compares to an operating profit of $8.8m in the same quarter a year ago. And an operating loss of $48.7m in the fourth quarter excluding goodwill, impairment and cost restructuring charges.

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Aug. 03. 2005 / 10:00AM, DANKY - Q1 2006 Danka Business Systems Earnings Conference Call

Now I make a few observations about our balance sheet. As expected, we were a net user of cash in the first quarter. Free cash flow, including the proceeds from the sale of Canada, was a negative $6.4m compared to a positive $8.8m in the fourth quarter. And a negative $27.7m in the year ago first quarter. This quarter’s results included our semi-annual interest payments of about $13m, which occur in our first and third quarters.

In addition, our cash spend for the cost restructuring program was $6.8m this quarter versus $7.8m in the fourth quarter. And $8.3m in the year ago first quarter. We now expect our cash spend, related to announced restructuring programs, to be less than our original estimates.

For the quarter we spent $3.6m on CapEx, and based on this run rate should spend less, than the $24.8m we expended on CapEx in fiscal year ‘05. With regard to our working capital performance, I am pleased to report that we continue to make some improvements, notably, in managing our accounts receivable which has been an area of concentration for us. Sequentially DSO’s on a consolidated basis improved by nearly 6 days and in the Americas we reduced DSO’s by almost 12 days.

Conversely I was disappointed by our performance in a couple of areas, particularly inventory, which increased by more than $15m worldwide. Some of this increase was related to our TechSource partnering initiatives both here and in Europe. There was a negative FX impact in Europe. And we also had some increase related from a manufacturer’s decision to delay a product launch. This notwithstanding we can do a better job managing inventory. And I am confident that as in previous quarters, we have already taken the actions to improve our results in this area in the second quarter. This increase in inventory also added to our accounts payable balance and we recognize that this is an area we need to address.

1 final point regarding the balance sheet, as we have previously shared with you, we have reached favorable tax settlements in Europe. And we now expect those tax payments of about $10m to occur in the second quarter. Looking forward we expect to be a net user of cash in the near term.

To summarize we did improve our performance in the first quarter, as we successfully executed against many of our key priorities. They included, selling our under-performing Canadian business. Evaluating other selected geographic areas to do something similar to the action we took in Canada. Continuing to sharpen our focus on resolving other under-performing elements of our business, to achieve more balance performance.

In fact, while I am on that topic, I should mention that both the U.K. and France had improved quarters. And in fact, the U.K. had a break-even quarter, which we’ve not seen from them in several quarters. We also focused on delivering high value Managed Print Services to our clients. And our objective during the remainder of the year is to shape the building blocks of this strategy.

Looking ahead to the second quarter we are redoubling our efforts to identify further cost reduction opportunities, continue to progress our customer retention initiative and execute on our Managed Print Services strategy. This remains especially important as we enter into our traditionally weaker seasonal period. However, I am optimistic that we will meet the challenge and build on our first quarter momentum.

Jim Anderson and I are ready to take your questions now.

Q U E S T I O N   A N D   A N S W E R

Operator

[OPERATOR INSTRUCTIONS] Your first question comes from Bob Evans with Craig-Hallum Capital.

Bob Evans - Craig-Hallum Capital - Analyst

Good morning. And looks like you made some nice operational improvement this quarter, congratulations.

Todd Mavis - Danka Business Systems - CFO

Thank you.

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Aug. 03. 2005 / 10:00AM, DANKY - Q1 2006 Danka Business Systems Earnings Conference Call

Bob Evans - Craig-Hallum Capital - Analyst

Can you first comment on the service gross margins? You are down you said to do — your new customer that you added in Europe and some training. Would you expect that to bounce back in the — can you get it back to the traditional kind of 39%, 40% range?

Todd Mavis - Danka Business Systems - CFO

Yes we believe we can. And maybe just take a little bit more time Bob, to go through the margins on service. As you mentioned historically they’ve been in the 30% to 39%, 40% range. And as I just mentioned that’s clearly where we believe we can be and should be.

A couple of things impacted us in the quarter. Some good, some bad, but kind of go through this. First of all, as I mentioned our revenues on a world-wide basis, on a year-over-year were down a little more than $18m. And when you have a high-fixed cost infrastructure, as we do, in service and you have revenues decline like that, you are going feel some margin pressure. So there is an area of opportunity for us.

Additionally the good news is, is we are implementing our Managed Print Services strategy, which as you know, TechSource is a key component. We’ve gone out and we’ve successfully won some large deals that have some start-up costs associated with those. So clearly, we incurred some costs that will tend to be more 1-time in nature in the quarter, as we ramp up to be able to deliver on those awards.

Additionally as you heard, our service business or I should say our business, our service sales was up some 50% year-on-year. That’s both in terms of revenue and similarly in unit placements. And as a result of that we had some issue on parts usage as well as consumables. And as a result of that, excuse me I meant color, I misspoke there. Our color business was up some 50% and as a result of that our parts and consumable usage increased. And we’ve identified some areas of opportunities to improve some processes. So we think we can minimize those additional start-up costs going forward as we continue to increase our color sales. So these are all things that obviously impacted margins.

Just a couple of other comments on that, just so we can manage expectations appropriately. As I mentioned the second quarter is seasonally our weakest quarter as well as the industries to do what happens in Europe and also the high percent of business we get here from schools.

But on the positive side, you’ll recall when we talked about getting some $60m to $73m of additional costs, out of our business, you’ll remember that that’s a combination of both SG&A and COG’s. And we did talk about the fact that you would see the majority of that cost coming out in the second-half of our fiscal year. Certainly that relates to COG’s as well. So we believe we will see some improved performance in COG’s.

We also are doing some things from a productivity standpoint. We’ve actually launched in the U.K. We’ll be rolling out in France, Germany and are piloting here which, we believe will make a meaningful impact on productivity on the service side, which will have the benefit for margins. And then as the analogue base continues to become less and less of our overall install base, we believe that will have a positive effect.

So that’s a long answer to say a lot of ins and outs, but clearly we are focused on service margins. And again we have every reason to believe that we can get them back to the 39%, 40% range that we’ve seen in the past.

Bob Evans - Craig-Hallum Capital - Analyst

In regards to your analogue digital metrics for a point of clarification, what is that at right now?

Todd Mavis - Danka Business Systems - CFO

That’s around 33% to 35% on a world-wide basis.

Bob Evans - Craig-Hallum Capital - Analyst

Analogue okay. And the SG&A, you guys want to clarify? You said there was some 1-time expenses. And obviously the restructuring, but netting that out, there was some other 1-time expense. Just want to clarify how much that was?

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Aug. 03. 2005 / 10:00AM, DANKY - Q1 2006 Danka Business Systems Earnings Conference Call

Todd Mavis - Danka Business Systems - CFO

Yes if you go back to my prepared remark, really there was about $4.7m of kind of 1-time, just because I know you like to do a lot of year-over year comparisons. And within that we thought, you notice some exchange rates changes. We also have some other situations that we viewed the one-term. We had a life insurance true-up that we talked about. And some executive costs.

Bob Evans - Craig-Hallum Capital - Analyst

How much is the true-up for insurance?

Todd Mavis - Danka Business Systems - CFO

It’s around $2.9m. And some executive separation costs and such were around another $0.5m or so. The exchange rate was around $1.3m, $1.5m. So if you kind of look at that, and you start doing an apples to apples comparison, we would see something more around a $101m range, just again for comparative purposes. Compare that to I think we are around $107.5m, $108m last year.

The other thing that’s encouraging is our hardware sales were up close to $28m as you know, and with that you take some additional sales expense, we tend to average around 10%. So there is another $2m. So net all that out, I think you can see we’re making progress and getting the costs down.

Bob Evans - Craig-Hallum Capital - Analyst

That’s very encouraging given your initiatives. Can you comment on — so going forward we should see that number if nothing else improve hopefully? And the — what was the timing of the MCI deal, I think you said it was — how much did you get taken out for than was it $8m?

Todd Mavis - Danka Business Systems - CFO

Let me — the MCI partnership is around $8m and that’s included in the $60m to $73m just so we don’t get double counted there.

Bob Evans - Craig-Hallum Capital - Analyst

And Gevity?

Todd Mavis - Danka Business Systems - CFO

The Gevity opportunity?

Bob Evans - Craig-Hallum Capital - Analyst

Yes.

Todd Mavis - Danka Business Systems - CFO

That’s 1 we are excited about, that announcement just went out on Monday. That’s an opportunity that will begin having an impact this quarter. And we believe that opportunity on an annual basis will represent around $1m of savings, so we are encouraged by that. Again that was part of the initiatives that we have in the $60m to $73m.

The other thing that you had asked earlier is coming from a timing standpoint. Remember we said in the $60m to $73m we would expect to see about 50% of that in this fiscal year, and again that’s both on SG&A and COG’s. And we would see an appreciably higher percentage of that savings in the second-half of the year than we would in the first-half.

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Aug. 03. 2005 / 10:00AM, DANKY - Q1 2006 Danka Business Systems Earnings Conference Call

Bob Evans - Craig-Hallum Capital - Analyst

Did the MCI savings hit this past quarter, or will it start to hit this quarter?

Todd Mavis - Danka Business Systems - CFO

It is — you don’t see it all in just in a one-time hit just so you — I am sure you understand that. We began seeing the benefit of that in a minor way in July and then that will increase over time.

Bob Evans - Craig-Hallum Capital - Analyst

Okay. And your sale just to re-clarify on your revenue, your revenue — basically you’ve sold Canada. So apples to apples this year versus last year is flat excluding Canada, is that correct?

Todd Mavis - Danka Business Systems - CFO

That’s correct.

Bob Evans - Craig-Hallum Capital - Analyst

Okay. And can you comment, you mentioned before that you sold Canada and you are looking at selling other non-performing geographies. Can you go a little bit more into what you’re thinking is there? And I know looking at your 10-K you’ve got about a $3.9b NOL out there. Is there, in selling those assets, is there some opportunity to try to monetize that or gain from value, given that you have a lot of non-strategic businesses out there? And for that matter is there a way to gain value even from strategic businesses?

Todd Mavis - Danka Business Systems - CFO

You set them out for me, let me take them 1 at a time. First off, as I think we’ve spoken about on several calls now, we certainly have a process where we are constantly evaluating strategic and non-strategic, core, non-core opportunities. And making sure that areas where we are in we can see a line of sight, in dong the kind of return that we need to get, so we are following a logical process in doing this.

And if you are asking me, are there other areas that we believe are non-core, non-strategic the answer is yes. And so we are certainly following that process much like we did in Canada.

With respect to the NOL’s that you mentioned, we believe operationally they are of no value to us at this point in time. Under other scenarios they could be of value, but it would really be inappropriate for us to speculate as to what that is. As I am sure you can understand it’s hard to make value judgment on specific transactions that would take place. But would they be of value to someone else to your question, I don’t think that’s really for us to say.

Bob Evans - Craig-Hallum Capital - Analyst

Okay. But there’s the potential that there’s value others depending on the asset that your selling?

Todd Mavis - Danka Business Systems - CFO

Yes again I think its best for us not to really comment on that. I go back Bob to what I said, is that operationally they are not value to us at this point in time. And under different scenarios there may be different answers.

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Aug. 03. 2005 / 10:00AM, DANKY - Q1 2006 Danka Business Systems Earnings Conference Call

Bob Evans - Craig-Hallum Capital - Analyst

Okay. Thank you.

Todd Mavis - Danka Business Systems - CFO

Thanks.

Operator

Your next question comes from Hector Forsythe with Evolution Securities.

Hector Forsythe - Evolution Securities - Analyst

Hello good morning. Good performance on revenues. Very encouraged to see that coming through. So that’s a good tick in the box there. First I was hoping you could break down the revenue performance a little bit by geography and give us a feel for that?

Todd Mavis - Danka Business Systems - CFO

Sure.

Hector Forsythe - Evolution Securities - Analyst

And also I think 1 of the encouraging things, and something I have been thinking may have been a weakness, was the segmental performance in terms of equipment sales in the States as to how that was going to affect you. Because a number of your competitors have indicated, that they have seen weakness at the higher end level of the market, but strength at the lower levels. And, of course, that’s very contrary to your positioning. So I was hoping you could talk us through that as to how you’ve managed to avoid some of those pitfalls?

Todd Mavis - Danka Business Systems - CFO

Okay. Be glad to Hector. First from a channel perspective, or a geography perspective, I believe I made mention of it in my prepared remarks. 1 of the things that we were encouraged about, was that really we got a solid performance throughout all sales channels. So if I look at our U.S. sales organization, if I look at print for pay, if I look at government, if I look at al the different sales channels that exist here in the U.S. as well as if I look at Peter Williams’s operation over in Europe and Australia, they got a nice balanced performance. And that’s a claim we haven’t been able to make in a while, so that certainly felt good.

Was there any 1 that stood out among all the others? No again, I think they were all fairly solid in terms of our expectations.

Your next question is an interesting question, and I am pleased to say from the segmentation standpoint, we did have a stronger performance than we would have thought we would have, in the lower segment of our business. You are right, we are focused in segments 3 and higher, that’s where we believe we really can differentiate ourselves, to where we think that the Managed Print Services strategy really resonates in the marketplace. But we did have a stronger than expected performance.

Now I wish I could just say that that was all planned and great strategy on our part. But in fairness 1 of the things that we benefited from, that we hadn’t anticipated, is in our partnering with some of the business development partners that you are familiar with. Those partnerships actually pulled along with them some lower segment business. So that was good, that was a nice encouraging surprise to our business.

But to your point, our performance in the higher segments, which is where we’re focused, and where we are investing our resources, was as expected. And so we remain encouraged on that and given our strategy.

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Aug. 03. 2005 / 10:00AM, DANKY - Q1 2006 Danka Business Systems Earnings Conference Call

Hector Forsythe - Evolution Securities - Analyst

Excellent, thanks for that. Following on then, just on the service side of things, particularly the analogue digital switch. The former wasn’t as marked as I might have feared it could possible be in terms that we’ve seen over the last couple of quarters, I think an acceleration in terms of the analogue decline. And you are perhaps a little bit more exposed there than perhaps some of your competitors in terms of the mix. Just the proportion of mix that’s still analogue. Could you talk through that a little bit please?

Todd Mavis - Danka Business Systems - CFO

Sure, and this is forever 1 of the Danka good news, bad news things. The good news is, to your point is, we do have a higher percentage of analogue base, analogue base than the majority of our competitors that you would be seeing their results. So the fact that we were able to have essentially flat revenue year-over-year, with a significantly higher percentage of analogue is encouraging. And as we talked about in the past, our analogue base is declining very rapidly. We’ve seen it decline 30%, 35%, 40% year-over-year. So we are swimming upstream against that.

However, what I would tell you is that the remaining analogue base that we have tends to be in the lower segments of our business. And this has not been an area where we have been focusing the majority of our resource. So this is something that we are developing, marketing programs to try and move and block as opposed to try to take them off in 1-off’s. So my expectation would be with respect to this base, is instead of seeing kind of smaller incremental improvement, you’ll see block improvements as we execute on these very focused marketing programs.

Hector Forsythe - Evolution Securities - Analyst

Okay. That’s fantastic, thank you very much for those comments. I think the last thing is then probably can you just say a little bit about equipment to that margin equipment growth margins going forward? You indicated that its getting perhaps a more competitive market than it has been for some time. Can you give us some thoughts as to how you may be able to at least begin to improve those margins a little bit possibly?

Todd Mavis - Danka Business Systems - CFO

Sure, the margins that, as you all have seen for the quarter were slightly above 32%. That’s certainly within the range in terms of what you’ve seen in the past. We’ve got a couple of things working against the industry here and some things working for it. Not coming to go through those. Clearly the cartridge, or the printer based model, is putting pressure on average selling prices. We’ve talked that now for a couple of quarters. And we certainly don’t see any of that pressure letting up on us. So we need to be mindful, when we execute our Managed Services strategy about how we address that. Because we believe that trend is here to stay and that will continue to put pressure.

Another thing that’s happening and candidly it’s happening faster than we thought it would, is what is happening with the average selling price in color. We’ve seen some very aggressive declines in color. The good news is that it still drives a lot of volume, so that’s all good, and at a higher flick rate. But the average selling price on the hardware side has declined faster than we expected. And in some respects we may be bringing that on ourselves, because as you know, we had some gaps in our color product line, especially here in the U.S. And so we’ve had to compete a little bit more on price than in the past we would have historically done. So that has contributed to some of the pressure we have felt on margins and hardware.

On the positive side, and I think 1 of the reasons why we were still able to achieve margins that I believe are in the respectable range, are we are selling more bundles solutions, we are making some meaningful progress in some vertical markets. We are starting to see and leverage the Managed Print Services strategy and so we are using that to lead and that pulls with it equipment. So I am encouraged by that although we are still very early in the ball game on that.

And the other thing that I would suggest to you Hector is we’re becoming a little bit more sophisticated with our mix, particularly on large bid opportunities. In the past, my position is, is that we haven’t done as good a job as we can to maximize margins, which are in very tight deal, so I see us getting a little bit better there.

And then lastly, and this is more of a U.S. comment, because Europe’s already done a good job on this I believe, we are doing some things and we have done some things to address some product gaps. And we will start to see in a very select, some very select markets the benefit of that over the next few quarters.

Hector Forsythe - Evolution Securities - Analyst

Okay Todd. Thanks for that, I think keep the trends going because I think your pushing in the right direction. So thanks for those comments.

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FINAL TRANSCRIPT

Aug. 03. 2005 / 10:00AM, DANKY - Q1 2006 Danka Business Systems Earnings Conference Call

Todd Mavis - Danka Business Systems - CFO

Okay great. Thanks Hector.

Operator

Your next question comes from Brian Broadbent with Highline Capital Management.

Todd Mavis - Danka Business Systems - CFO

Hi Brian.

Brian Broadbent - Highline Capital Management - Analyst

Hi, just a couple of questions. You said the cash restructuring charges for the year would be, you said they were going be down, I think your original guidance was $37m. And could you give us the revised number?

Todd Mavis - Danka Business Systems - CFO

Yes, what I would say is I am not going to give you a specific number, other than to say a few million dollars less. I don’t want to be more specific than that at this point in time. But you are right we did say it’d be around, so I think we gave a range I think $37m might have been on the upper end of the range, if I recall. But we will be few million under that.

Brian Broadbent - Highline Capital Management - Analyst

Okay. And then on the payables line, you said something about — you’ve seen payables rise sharply and you said you needed to work on it. Could you just clarify what you meant with that statement?

Todd Mavis - Danka Business Systems - CFO

Yes, there’s a couple of things. First clearly, having our inventory build by some $15m on a consolidated basis drove an increase in our payables. And also when I look at our DPO’s they actually increased quarter-over-quarter. So we just recognize that this is just something systematically we need to begin bringing down. We just — we can’t allow ourselves to have those DPO’s continue to build, it’s just something that we need to manage and bring down. And that will just be a use of cash as we work our way down on that.

Brian Broadbent - Highline Capital Management - Analyst

And then on consulting expenses, I know in past quarters you’ve spent a lot on Sarbanes-Oxley and, were there any abnormal consulting expenses that didn’t run through the — your restructuring charges, that we should take into consideration?

Todd Mavis - Danka Business Systems - CFO

No, no.

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FINAL TRANSCRIPT

Aug. 03. 2005 / 10:00AM, DANKY - Q1 2006 Danka Business Systems Earnings Conference Call

Brian Broadbent - Highline Capital Management - Analyst

And then for this year, you made some cautionary statements on gross margin, particularly as it relates to equipment. Do you think year-over-year that you can looking out for the balance of the year, that margins will be up year-over-year, flat, or slightly down?

Todd Mavis - Danka Business Systems - CFO

I don’t know that I’d want to go that far. What I would say is that the 32% margins that we achieved in this past quarter were certainly within our expectation as to where they would be. We are feeling pressure, I want to triple underscore that point. To give you a reference point, if you were to say, are we feeling more pressure now than we were a year ago, I might go so far as to say yes. And as I mentioned, the major contributing factor to that is really the rate of decline, we’ve seen on ASP and color. We knew it’d be coming, we just didn’t expect it’d be coming down as quickly as it is.

Brian Broadbent - Highline Capital Management - Analyst

And looking out to next quarter you — it appears that maybe the first part of the quarter is shaping up a little weak, and that’s just due to market forces. But do you think that on the EBITDA line that we could see a similar decline that we saw in the first quarter year-over-year?

Todd Mavis - Danka Business Systems - CFO

Yes, we just don’t get into those kind of projections going forward. I know that can be at times frustrating, what I can tell you is that we absolutely believe that we are focused on the right things, to improve the operating performance of the business. And coming out of our first quarter I feel like we are making progress, on a number of the things we knew we needed to progress. We always need to be mindful of the seasonality of the second quarter.

Brian Broadbent - Highline Capital Management - Analyst

Okay. Thank you.

Todd Mavis - Danka Business Systems - CFO

Alright. Thank you, Brian.

Operator

Your next question comes from Ian Corydon with B Riley & Company.

Todd Mavis - Danka Business Systems - CFO

Hi Ian.

Ian Corydon - B Riley & Company - Analyst

Hi, thanks. Just 2 questions to follow up on the question on payables. What — how should we look at payables year-over-year, what’s more the proper level, is it more like it was last year or somewhere in between where it is, where it was last year and where it is today?

And then second question looking at the cost to goods decreases your expecting for the back half of the year to get your expensings guidance, do you need the competitive environment to improve, or do you think you can get there with the competitive environment as it is today?

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FINAL TRANSCRIPT

Aug. 03. 2005 / 10:00AM, DANKY - Q1 2006 Danka Business Systems Earnings Conference Call

Todd Mavis - Danka Business Systems - CFO

Let me start with the second first. I’d always love for the competitive environment to get a little bit better, that would surely make life a little easier. I don’t want anybody to think that there’s some Armageddon out there that’s taking place in the market, because that’s clearly not the case that what we’ve seen. Again I just want to be very precise in my comments. We really, we’ve really seen it on the color side and I think we kind of beat that to death in terms of what the implications are.

I would say that if the market remains where it is today, I believe that our strategy is the right strategy and we’ll do the kind of things we need to do to run a successful business. So now if the competitive landscape gets significantly different, then we’ll have to take a look at it. But for now I’d say I believe we have the right strategy for what we are seeing in the market place.

With respect to the payables I’m going to — I should know this off the top of my head, but I don’t. What were our payables Jim last year compared to this year?

Jim Anderson - Danka Business Systems - Controller & Interim CFO

Our accounts payable were $170m last year versus $186m, $187m this year. And that really is about paying those rate increases in the inventories were.

Todd Mavis - Danka Business Systems - CFO

Yes, I would make, instead of making a comment that there is a perfect number that we’re trying to get to Ian, I would just say more that this is just an area, that I believe we need to systematically improve. And there is not a magical number in my mind that signals touchdown, other than this is just an area that I don’t want this to really get beyond where it is today. And I just think that in good prudent running of the business we need to be mindful of this and work that number down.

Ian Corydon - B Riley & Company - Analyst

Thank you.

Todd Mavis - Danka Business Systems - CFO

Thank you.

Operator

Your next question comes from [Howard Vasnifski] with ENY Capital Markets.

Howard Vasnifski - ENY Capital Markets - Analyst

Thank you for taking my call. Just to go back again to the payables, is this also being driven by your suppliers, are their — are they getting concerned or requesting quicker payment?

Todd Mavis - Danka Business Systems - CFO

Well the thing that’s great about our suppliers is they’ve been with us for a long time. And if you look at our situation versus our situation in the past, they were through with us in some pretty tough times here in Danka. And they are considerably better now than they were during those times. So our major suppliers, we have very strong partnerships and relationships with. And we are forever communicating with them, in terms of where we are and how things are going. So I don’t see anything materially different with our major suppliers at all.

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FINAL TRANSCRIPT

Aug. 03. 2005 / 10:00AM, DANKY - Q1 2006 Danka Business Systems Earnings Conference Call

Howard Vasnifski - ENY Capital Markets - Analyst

Okay. And then another question, you said something about potential additional asset sales, or you inferred that you could have additional asset sales. Would those assets sales would proceeds go to — actually go to reduce debt, or would those proceeds go back into the business?

Todd Mavis - Danka Business Systems - CFO

We clearly have the flexibility in terms of what we would want to do. I can just tell you the general comment they would go back and invest in the business, because it’s all about improving the operational performance of the business. So that’s — that more as a general comment I would see them being directed.

Howard Vasnifski - ENY Capital Markets - Analyst

Okay. 1 last question, on your target for Vision 21 there’s the $60m to $73m of cost cuts. Is the expectation that all those cost cuts will be completed by the end of this fiscal year?

Todd Mavis - Danka Business Systems - CFO

The vast majority, I’m thinking this thing through, the vast majority of those clearly will be executed on this year. But the actual saving will only — you’ll only see about half of those. But in terms of the actions taken, yes the vast majority, I’m hedging a little bit because I just don’t recall all of them. I don’t have them at my finger tips, but clearly the vast majority of them would be taken this fiscal year.

Howard Vasnifski - ENY Capital Markets - Analyst

Okay. Thank you very much.

Todd Mavis - Danka Business Systems - CFO

Sure, thank you.

Operator

Your next question comes from Matthew Campbell with Knott Partners.

Matthew Campbell - Knott Partners - Analyst

Good morning.

Todd Mavis - Danka Business Systems - CFO

Hey. How are you doing?

Matthew Campbell - Knott Partners - Analyst

Good, good. I was wondering if you could break down the inventory? You said there was 3 components of that. If you could just give us a sense of the breakdown of that $15m increase? And I didn’t catch it but in inventory do you see inventory coming back down?

Todd Mavis - Danka Business Systems - CFO

Yes, let me start with the last question first the answer is yes. I mean in there you’ve been with us for a while, so you know. We’ve had other quarters like this and I think we’ve demonstrated our ability to really have a positive impact in these situations, so the answer is yes.

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FINAL TRANSCRIPT

Aug. 03. 2005 / 10:00AM, DANKY - Q1 2006 Danka Business Systems Earnings Conference Call

Let me break it down give it a little bit more specificity. Over in Europe we had a situation where we were going to be launching a new product that had been introduced by 1 of our major manufacturing partners. And candidly we had the product but the rest of the channel did not. So the manufacturer asked us if we would hold off on shipping that product because clearly it would have created some channel ways for them. And so in the spirit of partnership we said we would do that. That contributed a few million dollars to the situation. I don’t recall exactly, but I am going to say a few being around $3m or $4m. So that’s number 1.

Also we had to build some inventory on a world-wide basis for this contract that we’ve entered into with this large printer manufacturer. And that had a couple of million dollar impact give or take. So there’s — that’s about $6m, $7m of the $15m. I would say probably the majority of that would have been through really 2 things. Poor execution, we could have done a better job on the buy side. And then also we got caught a little bit on the mix of the business that came in. So as you know, we had a strong quarter and so we were anticipating a strong quarter, so we did some pre-positioning buys in anticipation, making sure that we could get all that business in, and quite candidly we guessed wrong on some of it.

Matthew Campbell - Knott Partners - Analyst

Okay. And just a couple of other quick questions. Accounts receivable you’ve managed your DSO’s, improved those. Do you see a continued improvement there? Can you give us some thought on your account receivables?

Todd Mavis - Danka Business Systems - CFO

Yes actually I’d even almost like to look at it as a broader question than just accounts receivable. Accounts receivable reflects that is a good indicator on a lot of things. The way I look at it Matt is, are we making progress and improving our back office operations, because that ultimately gives to being a driver of customer satisfaction. So do I see us making continued progress there, the answer is yes. Do I want to commit to DSA’s and DSO’s improving by X or by Y no.

I just got to believe that as we continue to improve our back office operation we have more satisfied customers. As we have more satisfied customers they’ll pay us. And so that’s really what we’re focused on. Clearly we’re pleased with the performance of DSO’s especially as you saw in terms of the U.S. performance. But I want to make sure we have happy customers out there. And I think the DSO’s will take care of itself.

Matthew Campbell - Knott Partners - Analyst

Great. And my last question, is there any — usually there is a region or 2 that’s not performing to your expectation. Would you be comfortable talking about any of those regions?

Todd Mavis - Danka Business Systems - CFO

Let me take down. The 2 that you know we’ve spoken a lot about, actually there were 3 right. Canada being 1, you know what we did with Canada. U.K. being another. The good thing on the U.K. is they are progressing to plan, as I mentioned, they actually were break even from a profit standpoint, with the first time in several quarters. France had been an area that we had been concerned about and they had a strong performance in Q1. As I go through there’s not anything that is beaconing on the radar chart that I’m real concerned about.

Matthew Campbell - Knott Partners - Analyst

Okay great. Thanks very much. It’s nice to see you guys have a quarter where we don’t see some negative surprises for a change. Thanks very much.

Todd Mavis - Danka Business Systems - CFO

Its nice here too, thanks Matt.

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FINAL TRANSCRIPT

Aug. 03. 2005 / 10:00AM, DANKY - Q1 2006 Danka Business Systems Earnings Conference Call

Operator

Your next question comes from Jay Wigdale with Lakefront Partners.

Jay Wigdale - Lakefront Partners - Analyst

Hi, if you could just step back to the question at the very beginning on the NOL’s. What are the size of your NOL’s currently? And how are those broken out?

Todd Mavis - Danka Business Systems - CFO

Boy you are pressing me I don’t have the K in front of me. I believe the ones that Bob mentioned, there are principally 2 that are roughly equal in size, they are about $1.8b, $1.9b in size. So what is that $3.8b, $3.9b. Obviously we have NOL’s in the various operating densities. The ones that were brought up by Bob, the $3.9b are in Luxemburg and so, hoping did that answer your question?

Jay Wigdale - Lakefront Partners - Analyst

So in other words you would have to sell Luxemburg to — for somebody to create the — to get access to those NOL’s is that fair?

Todd Mavis - Danka Business Systems - CFO

Your — I don’t know. Jay you’re beyond my scope of understanding in terms of all the possible ways that those could be transferred so to speak. So I hate to comment on that because I might give you a bad answer here. Clearly there are ways — there are different ways that 1 may attempt to do that.

Jay Wigdale - Lakefront Partners - Analyst

Any idea as to what kind of value on the dollar you might be able to gain from something like that?

Todd Mavis - Danka Business Systems - CFO

No, no it’s probably — no I’ll just stay with no. Sorry about that Jay.

Jay Wigdale - Lakefront Partners - Analyst

Alright. Then with the progress that you’ve made and I would assume additional cost savings coming in this quarter, can you walk me through why you could — think you’re going to be a cash user in this coming quarter?

Todd Mavis - Danka Business Systems - CFO

There’s a couple of things going on there. The biggest drain on cash, if you will, is this tax settlement that we have that we had mentioned, we’ve mentioned for a couple of quarters now, that’s around $10m. And just so you know, we thought we were going end up making that payment in Q1. It didn’t happen. We really don’t control when that demand is placed on that. But I think its just prudent to recognize the fact that, that day is going to come in some point in time. So that’s number 1 and that would be $10m.

Also we’ve been talking a lot about our payable situation here and clearly that is something that I wanted systematically begin working our way down. So that would be number 2.

And then number 3 I always want to be mindful of the seasonality component of our business. So those would be the 3 largest contributing factors.

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FINAL TRANSCRIPT

Aug. 03. 2005 / 10:00AM, DANKY - Q1 2006 Danka Business Systems Earnings Conference Call

Jay Wigdale - Lakefront Partners - Analyst

I thought on the last conference call you indicated that tax payment was going to be made in weeks?

Todd Mavis - Danka Business Systems - CFO

Yes. We thought, we thought but I am actually not going pick up the phone and call them and tell them to hurry up. So we did, we had every reason to believe we did. The other thing I should mention on the cash side, I think about it all the time, so I don’t even think to mention it. We do have restructuring too going on that uses cash. That’s probably self-evident to you but that is another use of cash that I should mention.

Jay Wigdale - Lakefront Partners - Analyst

Okay. Thank you.

Todd Mavis - Danka Business Systems - CFO

Thank you. Maybe Operator we’ll take 1 or 2 more calls and then we’ll call it a day.

Operator

Okay. Your next question comes from John Costler with Dominick & Dominick.

Todd Mavis - Danka Business Systems - CFO

Hi John.

John Costler - Dominick & Dominick - Analyst

Hi Todd how are you?

Todd Mavis - Danka Business Systems - CFO

Good.

John Costler - Dominick & Dominick - Analyst

Just a couple of follow up’s, on the Vision 21 of the $60m to $73m expected reduction I’m still a little confused. Are you saying that as of today, you believe that you’ve pretty much achieved that on a going forward basis from where you begin the process? Or is there still more work to be done?

Todd Mavis - Danka Business Systems - CFO

There is more work to be done. Let me answer it this way. I want to go through this maybe to the point of ad nausea for some, because I want — I know that this is confusing. On the $60m to $73m let’s all recall that SG&A and COG’s, I believe the split was around 60/40. 60% being SG&A roughly 40% being COG’s. I may be off by a percent 1 way or the other, but I want to give you a breakdown on that.

We said that our expectation was, is we would get approximately half of that $60m to $73m into our performance this fiscal year. We said that in doing so we would use about $37m of cash. We revised that to say we think it will be a few million dollars less than that. With respect to the

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FINAL TRANSCRIPT

Aug. 03. 2005 / 10:00AM, DANKY - Q1 2006 Danka Business Systems Earnings Conference Call

actions that need to go into getting that $60m to $73m, we certainly have taken many of the actions that contribute to a large piece of that. But there are still actions that remain this fiscal year. So Q2, Q3, Q4 there are other actions that will be taking place.

John Costler - Dominick & Dominick - Analyst

Okay. And we will start to see those savings show on the lines in Q2, Q3 and Q4?

Todd Mavis - Danka Business Systems - CFO

Yes, and you’re seeing down in the quarterly just completed and we actually started taking actions in Q4 of last year. So again, I think you’ll start to see and are seeing those costs coming out.

John Costler - Dominick & Dominick - Analyst

Now on the TechSource, I would believe that gotten 2 new relationships this year. 1 with Hewlett Packard and the other with a [prepatory manufacturer]. Are either 1 of those international?

Todd Mavis - Danka Business Systems - CFO

Yes.

John Costler - Dominick & Dominick - Analyst

And you would reference then — in reference to Mr. Campbell’s question on the inventory that part of that was a one-way international relationship. Is that an on going inventory build or is it a one-time as you brought on this new relationship?

Todd Mavis - Danka Business Systems - CFO

More of a one-time as we brought on the relationship. And both of the relationships by the way have an international component to them. But I want to be careful on this it’s more of a one-time that first bump if you will. But there will always be an inventory implication. But in terms of the scale, you see the impact now you won’t see that scale going forward.

John Costler - Dominick & Dominick - Analyst

Okay. Are there other relationships that we can expect the company to be coming forward in the future on TechSource?

Todd Mavis - Danka Business Systems - CFO

We believe that there are business element opportunities that embrace the TechSource strategy and I’ll just leave it at that.

John Costler - Dominick & Dominick - Analyst

And 1 last question on the NOL and once again ad nausea, but if you could just answer it this way possibly? You sold Canada to a buyer. Is there someway to qualify what kind of buyer an NOL would be useful for in the geographic areas that you are looking to [have some]?

Todd Mavis - Danka Business Systems - CFO

The only thing that I would say is someone making money. And I think I’d best leave it at that.

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FINAL TRANSCRIPT

Aug. 03. 2005 / 10:00AM, DANKY - Q1 2006 Danka Business Systems Earnings Conference Call

John Costler - Dominick & Dominick - Analyst

Okay very good. Congratulations and I’ll look forward to going forward.

Todd Mavis - Danka Business Systems - CFO

Okay great, well thank you. I think Operator we’ll call it a wrap. And I’d just like to conclude by thanking everybody for their participation and interest. And we’ll look forward to talking with you in 90 days.

Operator

Thanks for participating in today’s conference call. You may now disconnect.

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